Exhibit 3.21
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
C10319-97
MAY 14, 1997
C T CORP
ARTICLES OF INCORPORATION
(Pursuant to NRB 78)
STATE OF NEVADA
Secretary of State
Filing Fee:$125.00
Receipt #: 121269

No.__________	IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
SECRETARY OF STATE
1.	NAME OF CORPORATION: Centex Equity Corporation

2.	RESIDENT AGENT: (designated resident agent and his street address is Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Street Address	One	East First Street	Reno, Nevada	89501

	Street No.	Street Name.	City	zip
3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value:1,000 Par Value: $1.00 Number of shares without par value___

4.	GOVERNING BOARD: shall be titled as (check one) ☑ Director_____________Trustees_________________ The FIRST BOARD OF DIRECTORS shall consist of _2_ members and the names and addresses are as follows (attach additional pages if necessary):

Anthony H. Barone	2728 N. Harwood.	Dallas Tx 752021

Name	Address	City/State/Zip

Carl N. Hearne	2728 N. Harwood	Dallas Tx 75201

Name	Address	City/State/Zip
5. PURPOSE (optional — see reverse side): The purpose of the corporation shall be: n/a
6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NR:3.72. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0.
7. SIGNATURES OF INCORPORATORS: the names and addresses of each of the incorporators signing the articles
(signature must be notarized)
(Attach additional pages if there are more than two incorporators.)

Mark A. Holloway	Michael E. Jones

Name (print)	Name (print)

350 N. St. Paul, Ste. 2900	Dallas Tx 75201	350 N. St. Paul, Ste. 2900	Dallas Tx 75201

Address	City/State/Zip	Address	City/State/Zip

/s/ Mark A. Holloway	/s/ Michael E. Jones

Signature	Signature
State of Texas County of Dallas	State of Texas County of Dallas
This instrument was acknowledged before me on	This instrument was acknowledged before me on
May 14, 1997	May 14, 1997

Mark A. Holloway	Michael E. Jones
Name of Person	Name of Person
As incorporator	As incorporator
of Centex Equity Corporation	of Centex Equity Corporation

(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

Notary Public Signature /s/ Shirley Dillion	Notary Public Signature /s/ Shirley Dillion
The Corporation Trust Company of Nevada By:Signature of Resident Agent /s/ Michael E. Jones
Assistant Secretary

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20060530175-79 Filing Date and Time 08/18/2006 11:35 AM Entity Number C10319-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation: Centex Equity Corporation
2. The articles have been amended as follows (provide article numbers, if available):
     The name of the corporation has changed to Nationstar Equity Corporation.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: N/A.*

4. Effective date of filing (optional):	Upon filing

5. Officer Signature (required):	/s/ Anthony H. Barone

*	if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.